UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2010

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Lexmark International, Inc. (the “Company”) was held on April 22, 2010. A total of 66,471,873 shares of the Company's Class A Common Stock, par value $0.01 per share, were present or represented by proxy at the meeting, representing more than 84.72% of the Company's shares outstanding as of the February 26, 2010 record date.

At said Annual Meeting, the proposals submitted for a vote of stockholders and the related results are as follows:

(1)
The election of Paul J. Curlander, Kathi P. Seifert, and Jean-Paul L. Montupet as Directors of the Company for terms expiring in 2013.  The stockholders elected the three Directors by the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Curlander	61,543,533	1,864,528	9,675	3,054,137
Kathi P. Seifert	61,767,413	1,636,013	14,310	3,054,137
Jean-Paul L. Montupet	62,440,907	954,266	22,563	3,054,137

The terms of office of each of Teresa Beck, William R. Fields, Ralph E. Gomory, Stephen R. Hardis, Robert Holland, Jr. and Michael J. Maples, as Directors of the Company, continued after the meeting.

(2)
The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010. The stockholders ratified the appointment of PwC by the following votes:

Votes For	Votes Against	Abstentions
65,614,126	827,668	30,079

(3)
The approval of an advisory resolution approving the Company’s pay-for-performance compensation policies and procedures, as described in the Compensation Discussion and Analysis and tabular disclosure regarding Named Executive Officer compensation, as described in the Company’s Proxy Statement. The stockholders approved the advisory resolution on executive compensation by the following votes:

Votes For	Votes Against	Abstentions
60,943,383	4,089,713	1,438,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

April 23, 2010

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary